UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  December 30, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

ITT Educational Services, Inc.’s (the “Company”) 2014 Annual Meeting of Shareholders was held on December 30, 2014 to:

•	elect three directors;
•
ratify the appointment of Deloitte & Touche LLP (“Deloitte”) by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014; and

•
hold an advisory vote on the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders.

Proposal 1:  At the Company’s 2014 Annual Meeting of Shareholders, the shareholders elected the following persons to serve as directors in the second class of the Company’s Board of Directors, each to hold office for the term of three years and until his successor is elected and has qualified:

Second Class - Term expiring at 2017 Annual Meeting

1.	John E. Dean
2.	James D. Fowler, Jr.
3.	Vin Weber

The final results of the vote taken at the Company’s 2014 Annual Meeting of Shareholders for the director nominees were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
John E. Dean	12,133,655	797,914	14,470	4,523,584
James D. Fowler, Jr.	11,062,324	1,869,195	14,520	4,523,584
Vin Weber	12,556,462	377,028	12,549	4,523,584

The directors who continued in office after the Company’s 2014 Annual Meeting of Shareholders are as follows:

First Class - Term expiring at 2016 Annual Meeting

1.	Jerry M. Cohen
2.	John F. Cozzi
3.	Thomas I. Morgan

Second Class - Term expiring at 2017 Annual Meeting

1.	John E. Dean
2.	James D. Fowler, Jr.
3.	Vin Weber

Third Class - Term expiring at 2015 Annual Meeting

1.	Joanna T. Lau
2.	Samuel L. Odle
3.	John A. Yena

Proposal 2:  At the Company’s 2014 Annual Meeting of Shareholders, the shareholders ratified the appointment of Deloitte to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014.  The final results of the vote taken at that meeting ratifying the appointment of Deloitte were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,072,024	353,057	44,542	0

Proposal 3:  At the Company’s 2014 Annual Meeting of Shareholders, the shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,830,787	2,096,798	18,454	4,523,584

Item 5.08.	Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01.	Other Events.

The Board of Directors of the Company has established May 19, 2015 as the date of the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”).  Because the date of the 2015 Annual Meeting has been changed by more than 30 days from the anniversary of the 2014 Annual Meeting of Shareholders, a different deadline applies for submission of proposals by shareholders intended to be included in the Company’s 2015 proxy statement and form of proxy. Shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company’s Secretary, Ryan L. Roney, at 13000 N. Meridian Street, Carmel, Indiana 46032 on or before the close of business on February 3, 2015, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2015 Annual Meeting. The February 3, 2015 deadline will also apply in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

In addition, in accordance with the requirements contained in the Company’s By-Laws, shareholders who wish to bring business before the 2015 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s By-Laws) is received by the Company’s Secretary, Ryan L. Roney, at the address specified above no later than the close of business on February 18, 2015. Any such proposal must meet the requirements set forth in the Company’s By-Laws in order to be brought before the 2015 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2015

ITT Educational Services, Inc.

By:  /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
   Administrative and Legal Officer